EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No.’s 333-136894, 333-136893, 333-136891, 333-114513, 333-88798 and 333-64056) on Form S-8 of iSECUREtrac Corp. and Subsidiaries of our report dated March 16, 2010, relating to our audit of the consolidated financial statements which appears in this Annual Report on Form 10-K, of iSECUREtrac Corp. and Subsidiaries for the year ended December 31, 2009.

/s/ McGladrey & Pullen LLP
Kansas City, Missouri
March 16, 2010